EXHIBIT 10.2

                                                                  EXECUTION COPY
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                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT is made as of June 17, 2005 (this "Agreement"), between SLS International, Inc., a Delaware corporation (the "Employer"), and Steven Lamar (the "Executive").

                                    RECITALS:

     Executive desires to be employed by Employer under the terms and conditions expressed in this Agreement; and

     Executive and Employer are entering into this Agreement, which is intended to supersede all prior written or oral agreements for the employment of Executive by Employer and its Affiliates, as hereinafter defined (collectively, the "Employer").

                                   AGREEMENT:

     In consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Employment. Employer shall employ Executive and Executive accepts employment with the Employer, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in Paragraph 4 hereof (the "Employment Period").

     2. Position and Duties.

     (a) Executive's title shall be President of Employer, and he shall perform the normal duties of such office, subject to the power and direction of the Chief Executive Officer or board of directors (the "Board") of Employer to expand or limit such duties.

     (b) Executive shall devote his best efforts and his full business time and attention (except for permitted absences, vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of Employer.

     3. Salary and Benefits.

     (a) Executive's salary shall be paid at the rate of $120,000 per annum, which salary shall be payable in regular installments in accordance with the Employer's general payroll practices. Amounts payable pursuant to this paragraph 3(a) are referred to as "Salary."

     (b) Employer shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with Employer's policies in effect from time to time with

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respect to travel, entertainment and other business expenses, subject to
Employer's requirements with respect to reporting and documentation of such expenses.

     (c) In addition to Salary, Executive shall receive a signing bonus in a lump sum payment in the amount of $100,000 on the date on which this Agreement is executed.

     (d) In January 2006, subject to stockholder approval of the Employer's 2005 Stock Incentive Plan during 2005, Employer shall make a grant of stock to Executive in the amount of 500,000 shares of Employer's common stock, substantially in the form of the stock grant agreement attached hereto as Exhibit A.

     (e) On the later of the date of this Agreement or the date of stockholder approval of the Employer's 2005 Stock Incentive Plan, and subject to receipt of stockholder approval of the Employer's 2005 Stock Incentive Plan during 2005, Employer shall make a grant of options to Executive to purchase 500,000 shares of Employer's Common Stock, at $2.50 per share, substantially in the form of the nonstatutory stock option agreement attached hereto as Exhibit B.

     (f) Executive shall be eligible to participate in all of Employer's employee benefit programs and plans which are available to other executive employees.

     4. Employment Period.

     (a) The Employment Period shall end on the third anniversary of the date hereof but shall automatically be renewed for one-year periods thereafter unless Employer or Executive delivers a notice not to renew this Agreement (the "Nonrenewal Notice") pursuant to the notice provisions of this Agreement at least one hundred twenty (120) days prior to the termination of the Employment Period; provided that (i) the Employment Period shall terminate prior to such date upon Executive's death, permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by Employer at any time prior to such date for Cause, as defined in Paragraph 11 herein.

     (b) If the Employment Period is terminated for Cause or by reason of Executive's permanent disability or incapacity (as determined by the Board in its good faith judgment), or if Employer or Executive issues a Nonrenewal Notice as provided for in Paragraph 4(a) herein, then Executive shall be entitled to receive payment of all Salary and benefits through the date of termination.

     (c) If the Employment Period is terminated by Employer not for Cause, or Executive terminates the Employment Period with Good Reason, Employer shall pay an amount equal to the Executive's then-existing annual salary to Executive for six consecutive months, as severance and liquidated damages, such payments to be paid in installments in accordance with Employer's regular payroll practices (the "Severance Period"). The parties intend and agree that such severance payments shall fully compensate Executive for any losses associated with such termination, and Executive's receipt of such severance payments shall be contingent upon Executive's execution of an appropriately worded separation agreement and release of claims against Employer.

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     (d) Executive shall be entitled to no severance payments if he terminates the Employment Period voluntarily prior to the date specified in Paragraph 4(a).

     (e) All of Executive's rights to any employee benefits, including medical, dental, and life insurance, shall continue through the Severance Period set forth in Paragraph 4(c). Thereafter, Executive's rights to all such employee benefits shall cease upon termination except for such as may be available pursuant to COBRA continuation coverage to which Executive is entitled under applicable law. For purposes hereof, the term "COBRA" means the requirements imposed by Section 4980B of the Internal Revenue Code of 1986, as amended, and by Sections 601 through 609 of the Employee Retirement Income Security Act of 1974, as amended, upon group medical plans to provide continuation coverage to certain persons.

     5. Confidential Information. Executive acknowledges that the information, customer lists, employment rosters, observations and other data obtained by him while employed by Employer (including those obtained by him while employed by the Employer prior to the date of this Agreement) concerning the business or affairs of the Employer ("Confidential Information") are the property of Employer. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own account any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions to act. Executive shall deliver to Employer at the termination of the Employment Period, or at any other time the Employer may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and Executive shall not keep any copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of Employer which he may then possess or have under his control.

     6. Inventions and Patents; Power of Attorney. Executive agrees that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, and all similar or related information which reasonably relates to Employer's actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by the Employer ("Work Product") belong to the Employer. Executive will promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments). Executive hereby irrevocably designates, constitutes and appoints Employer (and all persons designated by Employer in its sole and absolute discretion) as Executive's true and lawful attorney-in-fact, and authorizes Employer and any of Employer's designees, in Executive's or Employer's name, to take any action and execute any instrument which Employer may deem necessary or advisable to accomplish the purposes of this paragraph. Executive hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

     7. Non-Solicitation. During the period commencing on the date hereof and ending on the second anniversary of the termination of Executive's employment hereunder (the "Covenant Period"), Executive shall not directly or indirectly through another entity without the prior written consent of Employer, which

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consent shall not be unreasonably withheld (a) induce or attempt to induce any employee of Employer to leave the employ of Employer, or in any way interfere with the relationship between Employer and any employee hereof; or (b) induce or attempt to induce any supplier, licensee or other business relation of Employer to cease or reduce doing business with Employer, or in any way interfere with the relationship between any such supplier, licensee or business relation and Employer.

     8. Enforcement. If, at the time of enforcement of paragraphs 5, 6, or 7 of this Agreement, a court holds that the restrictions stated herein are unreasonable, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein in accordance therewith. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, the parties hereto agree that money damages would be an inadequate remedy for any breach of paragraph 5, 6, or 7 of this Agreement. Therefore, in the event a breach or threatened breach of paragraph 5, 6, or 7 of this Agreement, the Employer or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

     9. Representations. Executive hereby represents and warrants to Employer that (a) the execution, delivery and performance of this Agreement by Executive does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound; (b) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity; and (c) upon the execution and delivery of this Agreement by Employer, this Agreement shall be the valid and binding obligation of Executive, enforceable against Executive in accordance with its terms. Employer hereby represents and warrants to Executive that (i) it is authorized to enter into this agreement by Employer's Board; (ii) the execution, delivery and performance of this Agreement does not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Employer is bound; and (iii) upon the execution and delivery of this Agreement by Executive, this Agreement shall be the valid and binding obligation of Employer, enforceable against the Employer in accordance with its terms.

     10. Definitions.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise.

     "Cause" means (i) a material breach by Executive of paragraph 2(b), 5, 6, 7, or 10 of this Agreement; (ii) a material breach of Executive's duty of loyalty to Employer or any act of dishonesty or fraud with respect to Employer;
(iii) the commission by Executive of a felony; (iv) repeated and willful repeated failure to perform duties reasonably directed by the Board; or (v) gross negligence or willful misconduct with respect to Employer. All

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determinations by the Board regarding the existence of Cause shall be made in its good faith judgment, but no such determination shall be deemed to foreclose Executive from exercising any remedies under applicable law with respect to any such determination.

     "Good Reason" means that Employer has materially altered the terms and conditions of Employee's position to Employee's detriment, or materially breached the terms of this Agreement, which breach (if capable of being cured) has not been cured within 15 days following receipt of written notice thereof.

     "Person" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or any agency or political subdivision thereof) or other entity of any kind.

     "Territory" means all of the states or countries in which Employer has conducted business, provided services or shipped products during the term of this Agreement.

     11. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by reputable overnight courier service (charges prepaid), sent by facsimile (receipt confirmed) or mailed by certified mail (postage prepaid and return receipt requested) to the recipient at the address below indicated:

     To the Employer:

     SLS International, Inc.
     1650 W. Jackson
     Ozark, Missouri 65721

     With a copy to:

     Jeff M. Mattson
     Freeborn & Peters, LLP
     311 S. Wacker Drive
     Suite 3000
     Chicago, Illinois  60606

     To the Executive's home address, as recorded in Employer's personnel records;

     or to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when delivered personally or by overnight courier; when sent by facsimile, if confirmation is received; or if mailed by U.S. registered or certified mail, return receipt requested, five days after deposit in the U.S. Mail.

     12. Miscellaneous Provisions.

     (a) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any

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jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     (c) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     (d) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Executive and Employer and their permitted successors and assigns; provided that the rights and obligations of Executive under this Agreement shall not be assignable without the prior written consent of Employer.

     (f) Choice of Law. All questions concerning the construction, validity and interpretation of this Agreement and any exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     (g) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of his Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

     (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Employer and the Executive.

     (i) Business Days. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Employer's chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.


                            [Signature page follows]


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         IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement on the date first written above.

                                                  SLS INTERNATIONAL, INC.



                                                  By:
                                                     ---------------------------
                                                  Its:
                                                      --------------------------



                                                  ------------------------------
                                                  STEVEN LAMAR



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                                    EXHIBIT A
                           RESTRICTED STOCK AGREEMENT



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                                    EXHIBIT B
                             STOCK OPTION AGREEMENT



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